Exhibit 99.1

CVR Energy Reports First Quarter 2020 Results
and Announces Cash Dividend of 40 Cents

SUGAR LAND, Texas (May 6, 2020) – CVR Energy, Inc. (NYSE: CVI) today announced a net loss of $87 million, or 87 cents per diluted share, on net sales of $1.1 billion for the first quarter of 2020, compared to net income of $101 million, or $1.00 per diluted share, on net sales of $1.5 billion for the first quarter of 2019. First quarter 2020 EBITDA was a negative $38 million, compared to first quarter 2019 positive EBITDA of $230 million.

“CVR Energy’s first quarter 2020 results were negatively impacted by the global crude oil price war, lower throughput volumes due to the planned turnaround at the Coffeyville refinery and unprecedented refined product demand destruction caused by COVID-19,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “We have revised our business plan to protect our balance sheet by reducing costs, capital spending and refining runs to match customer demand, while continuing to focus on maintaining safe, reliable operations.

“CVR Energy’s Board of Directors has reduced our first quarter dividend to 40 cents per share to preserve cash as we believe there are better shareholder return opportunities in the current market environment, including the potential for industry consolidation,” Lamp said.

Petroleum

The Petroleum Segment reported a first quarter 2020 operating loss of $127 million on net sales of $1.1 billion, compared to operating income of $156 million on net sales of $1.4 billion in the first quarter of 2019.

Refining margin per total throughput barrel was $1.52 in the first quarter of 2020, compared to $16.55 during the same period in 2019. Crude oil pricing during the quarter led to an unfavorable inventory valuation impact of $136 million, including a $58 million loss on the value of inventory to reflect its net realizable value, or $9.54 per total throughout barrel. The favorable inventory valuation impact for the first quarter of 2019 was $32 million, or $1.68 per total throughput barrel. Unfavorable market pricing and crack spreads also contributed to the reduction in refining margins during the first quarter of 2020. Partially offsetting these impacts, the Petroleum Segment recognized a first quarter 2020 derivative gain of $46 million, or $3.20 per total throughput barrel, compared to a gain of $16 million, or 81 cents per total throughput barrel, for the first quarter of 2019. Included in this derivative gain for the first quarter of 2020 was an unrealized gain of $12 million, compared to an unrealized loss of $7 million for the first quarter of 2019.

First quarter 2020 combined total throughput was approximately 157,000 barrels per day (bpd), compared to approximately 213,000 bpd of combined total throughput for the first quarter of 2019. This decrease was primarily attributable to the turnaround at our Coffeyville refinery, which began in late February 2020.

Fertilizer

The Nitrogen Fertilizer Segment reported an operating loss of $5 million on net sales of $75 million for the first quarter of 2020, compared to operating income of $9 million on net sales of $92 million for the first quarter of 2019.

First quarter 2020 average realized gate prices for urea ammonia nitrate (UAN) decreased over the prior year, down 25 percent to $166 per ton, and ammonia was down 28 percent over the prior year to $264 per ton. Average realized gate prices for UAN and ammonia were $222 per ton and $367 per ton, respectively, for the first quarter of 2019.

CVR Partners’ fertilizer facilities produced a combined 201,000 tons of ammonia during the first quarter of 2020, of which 78,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 317,000 tons of UAN. During the first quarter 2019, the fertilizer facilities produced 179,000 tons of ammonia, of which 41,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 335,000 tons of UAN.

Corporate

The Company reported an income tax benefit of $36 million, or 27 percent of loss before income taxes, for the three months ended March 31, 2020, compared to income tax expense of $35 million, or 25.5 percent of income before income taxes for the three months ended March 31, 2019. The change in income tax expense was due primarily to a decrease in non-controlling interest and state income tax credits generated from the three months ended March 31, 2019 to the three months ended March 31, 2020. Additionally, the Company recognized investment income from marketable securities of $31 million during the three months ended March 31, 2020.

Cash, Debt and Dividend

Consolidated cash and cash equivalents was $805 million at March 31, 2020. Consolidated total debt and finance lease obligations was $1.7 billion at March 31, 2020, with no debt other than that held by the Nitrogen Fertilizer Segment and CVR Energy.

CVR Energy announced a first quarter 2020 cash dividend of 40 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on May 26, 2020, to stockholders of record as of the close of market on May 18, 2020.

CVR Partners will not pay a cash distribution for the 2020 first quarter.

On May 6, 2020, the Board of Directors of CVR Partners’ general partner authorized a unit repurchase program (the “Unit Repurchase Program”). The Unit Repurchase Program would enable CVR Partners to repurchase up to $10 million of its common units, giving CVR Partners another potential mechanism for returning cash to unitholders. Unit repurchases may be made from time-to-time through open market transactions, block trades, privately negotiated transactions, or otherwise and are subject to market conditions, as well as corporate, regulatory, and other considerations. This Unit Repurchase Program does not obligate CVR Partners to acquire any common units and may be cancelled or terminated by its general partner’s Board of Directors at any time.

First Quarter 2020 Earnings Conference Call

CVR Energy previously announced that it will host its first quarter 2020 Earnings Conference Call on Thursday, May 7, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The first quarter 2020 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/nc2m8r4m. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13701951.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: impacts of COVID-19 on the Company and the economy including volatility in commodity prices; reductions in costs, capital spending and refining runs; customer demand; dividends and distributions including the timing, payment and amount (if any) thereof; impacts of global crude oil pricing; repurchases (if any) of CVR Partners common units including the amount and timing thereof; finished product pricing; refinery throughput, crude oil prices including impacts to inventory valuation; direct operating expenses, capital expenditures, depreciation and amortization; turnaround expenditures; continued safe and reliable operations; ammonia utilization rates; shareholder return opportunities; industry consolidation; refined product demand; derivative gains or losses; income tax benefits and expenses; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the health and economic effects of COVID-19, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; general economic and business conditions; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures presented for the period ended March 31, 2020:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Petroleum EBITDA and Refining Margin, adjusted for Inventory Valuation Impacts - Petroleum EBITDA and Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if applicable. We record our commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on our refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.

Refining Margin and Refining Margin adjusted for Inventory Valuation Impacts, per Throughput Barrel - Refining Margin divided by the total throughput barrels during period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted (Loss) Earnings per Share - (Loss) Earnings per share adjusted for inventory valuation impacts and other significant non-cash items on an after-tax basis.

Net Debt and Finance Lease Obligations Exclusive of Nitrogen Fertilizer - Net debt is total debt and finance lease obligations reduced for cash and cash equivalents.

Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer - Total debt and net debt and finance lease obligations is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly-traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Energy, Inc.
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended March 31,
(in millions, except share data)	2020	2019
Consolidated Statement of Operations Data
Net sales	$1,130	$1,486
Operating costs and expenses:
Cost of materials and other	1,058	1,101
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	119	126
Depreciation and amortization	62	65
Cost of sales	1,239	1,292
Selling, general and administrative expenses (exclusive of depreciation and amortization as reflected below)	24	30
Depreciation and amortization	2	2
Loss on asset disposals	—	2
Operating (loss) income	(135)	160
Other (expense) income:
Interest expense, net	(35)	(26)
Investment income from marketable securities	31	—
Other income, net	2	3
(Loss) income before income tax expense	(137)	137
Income tax expense	(36)	35
Net (loss) income	(101)	102
Less: Net (loss) income attributable to noncontrolling interest	(14)	1
Net (loss) income attributable to CVR Energy stockholders	$(87)	$101

Basic and diluted (loss) earnings per share	$(0.87)	$1.00
Dividends declared per share	$0.80	$0.75

EBITDA*	$(38)	$230

Weighted-average common shares outstanding - basic and diluted	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$805	$652
Working capital	892	678
Total assets	4,125	3,905
Total debt and finance lease obligations	1,691	1,195
Total liabilities	2,639	2,237
Total CVR stockholders’ equity	1,225	1,393

Selected Cash Flow Data

	Three Months Ended March 31,
(in millions)	2020	2019
Net cash flow provided by (used in):
Operating activities	$(58)	$228
Investing activities	(196)	(42)
Financing activities	407	(387)
Net increase in cash and cash equivalents	$153	$(201)

Selected Segment Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended March 31, 2020
Net sales	$1,057	$75	$1,130
Operating (loss) income	(127)	(5)	(135)
Net loss	(130)	(21)	(101)
EBITDA*	(77)	11	(38)

Capital expenditures (1)
Maintenance capital expenditures	$37	$4	$43
Growth capital expenditures	3	2	5
Total capital expenditures	$40	$6	$48

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended March 31, 2019
Net sales	$1,397	$92	$1,486
Operating income	156	9	160
Net income (loss)	149	(6)	102
EBITDA*	209	26	230

Capital expenditures (1)
Maintenance capital expenditures	$18	$3	$21
Growth capital expenditures	2	—	2
Total capital expenditures	$20	$3	$23

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures and capitalized software costs.

Selected Balance Sheet Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
March 31, 2020
Cash and cash equivalents	$434	$58	$805
Total assets	2,961	1,134	4,125
Total debt and finance lease obligations	64	633	1,691

December 31, 2019
Cash and cash equivalents	$583	$37	$652
Total assets	3,187	1,138	3,905
Total debt and finance lease obligations	563	632	1,195

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended March 31,
	2020	2019
Refining margin *	$1.52	$16.55
Refining margin adjusted for inventory valuation impacts *	11.06	14.87
Direct operating expenses *	5.87	4.74

*See “Non-GAAP Reconciliations” section below.

Throughput Data by Refinery

	Three Months Ended March 31,
(in bpd)	2020	2019
Coffeyville
Regional crude	38,874	41,591
WTI	29,461	67,016
Midland WTI	—	12,702
Condensate	4,687	5,293
Heavy Canadian	2,549	7,563
Other feedstocks and blendstocks	7,701	9,293
Wynnewood
Regional crude	51,822	44,363
WTL	5,971	—
Midland WTI	2,019	12,507
Condensate	9,429	7,754
Other feedstocks and blendstocks	4,005	4,725
Total throughput	156,518	212,807

Production Data by Refinery

	Three Months Ended March 31,
(in bpd)	2020	2019
Coffeyville
Gasoline	44,519	73,856
Distillate	33,261	59,529
Other liquid products	3,717	6,473
Solids	2,719	4,970
Wynnewood
Gasoline	39,505	34,312
Distillate	28,755	27,356
Other liquid products	2,454	6,123
Solids	25	28
Total production	154,955	212,647

Liquid volume yield (as % of total throughput)	97.2%	97.6%

	Three Months Ended March 31,
	2020	2019
Market Indicators (dollars per barrel)
West Texas Intermediate (WTI) NYMEX	$45.78	$54.90
Crude Oil Differentials to WTI:
Brent	5.04	8.94
WCS (heavy sour)	(17.77)	(10.51)
Condensate	(1.14)	(1.17)
Midland Cushing	(0.06)	(1.18)
NYMEX Crack Spreads:
Gasoline	10.37	11.75
Heating Oil	18.98	26.38
NYMEX 2-1-1 Crack Spread	14.67	19.07
PADD II Group 3 Basis:
Gasoline	(3.12)	(2.05)
Ultra Low Sulfur Diesel	(1.80)	(1.56)
PADD II Group 3 Product Crack Spread:
Gasoline	7.25	9.70
Ultra Low Sulfur Diesel	17.18	24.82
PADD II Group 3 2-1-1	12.21	17.26

Q2 2020 Petroleum Segment Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2020. See “Forward-Looking Statements” above.

	Q2 2020
	Low	High
Total throughput (bpd)	130,000	150,000
Direct operating expenses (1) (in millions)	$75	$85
Total capital expenditures (2) (in millions)	$30	$40
Total turnaround expenditures (2) (in millions)	$20	$25

(1)Direct operating expenses are shown exclusive of depreciation and amortization.
(2)Capital expenditures and turnaround expenditures are disclosed on an accrual basis.

Nitrogen Fertilizer Segment:

Key Operating Data:

Ammonia Utilization Rates (2)	Two Years Ended March 31,
(capacity utilization)	2020	2019
Consolidated	93%	92%
Coffeyville	93%	94%
East Dubuque	93%	91%

(3)Reflects ammonia utilization rates on a consolidated basis and at each of the Nitrogen Fertilizer facilities. Utilization is an important measure used by management to assess operational output at each of the facilities. Utilization is calculated as actual tons produced divided by capacity. The Nitrogen Fertilizer Segment presents utilization on a two-year rolling average to take into account the impact of current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With the Nitrogen Fertilizer Segments’ efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well the facilities operate.

Sales and Production Data

	Three Months Ended March 31,
	2020	2019
Consolidated sales (thousand tons):
Ammonia	54	36
UAN	284	288

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$264	$367
UAN	166	222

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	201	179
Ammonia (net available for sale) (2)	78	41
UAN	317	335

Feedstock:
Petroleum coke used in production (thousand tons)	125	132
Petroleum coke (dollars per ton)	$44.68	$37.70
Natural gas used in production (thousands of MMBtu) (3)	2,141	1,440
Natural gas used in production (dollars per MMBtu) (3)	$2.42	$3.83
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,418	1,008
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.80	$3.87

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2020	2019
Ammonia — Southern Plains (dollars per ton)	$272	$427
Ammonia — Corn belt (dollars per ton)	364	497
UAN — Corn belt (dollars per ton)	169	229

Natural gas NYMEX (dollars per MMBtu)	$1.87	$2.88

Q2 2020 Nitrogen Fertilizer Segment Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2020. See “Forward-Looking Statements” above.

	Q2 2020
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville	95%	100%
East Dubuque	95%	100%

Direct operating expenses (2) (in millions)	$35	$40

Total capital expenditures (3) (in millions)	$6	$10

(1)Ammonia utilization rates exclude the impact of Turnarounds.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(3)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net (Loss) Income to EBITDA

	Three Months Ended March 31,
(in millions)	2020	2019
Net (loss) income	$(101)	$102
Add:
Interest expense, net	35	26
Income tax (benefit) expense	(36)	35
Depreciation and amortization	64	67
EBITDA	$(38)	$230

Reconciliation of Petroleum Segment Net (Loss) Income to EBITDA and EBITDA Adjusted for Inventory Valuation Impacts

	Three Months Ended March 31,
(in millions)	2020	2019
Petroleum net (loss) income	$(130)	$149
Add:
Interest expense, net	5	11
Depreciation and amortization	48	49
Petroleum EBITDA	$(77)	$209
Inventory valuation impacts, (favorable) unfavorable (1) (2)	136	(32)
Petroleum EBITDA adjusted for inventory valuation impacts	$59	$177

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.
(2)Includes an inventory valuation charge of $58 million, as inventories are stated at the lower of cost or net realizable value.

Reconciliation of Petroleum Segment Gross Profit to Refining Margin and Refining Margin Adjusted for Inventory Valuation Impacts

	Three Months Ended March 31,
(in millions)	2020	2019
Net sales	$1,057	$1,397
Cost of materials and other	1,035	1,080
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	84	91
Depreciation and amortization	48	49
Gross (loss) profit	(110)	177
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	84	91
Depreciation and amortization	48	49
Refining margin	22	317
Inventory valuation impacts, (favorable) unfavorable (1) (2)	136	(32)
Refining margin adjusted for inventory valuation impacts	$158	$285

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.
(2)Includes an inventory valuation charge of $58 million, as inventories are stated at the lower of cost or net realizable value.

Reconciliation of Petroleum Segment Total Throughput Barrels

	Three Months Ended March 31,
	2020	2019
Total throughput barrels per day	156,518	212,807
Days in the period	91	90
Total throughput barrels	14,243,161	19,152,670

Reconciliation of Petroleum Segment Refining Margin per Total Throughput Barrels

	Three Months Ended March 31,
(in millions, except for per throughput barrel data)	2020	2019
Refining margin	$22	$317
Divided by: total throughput barrels	14	19
Refining margin per total throughput barrel	$1.52	$16.55

Reconciliation of Petroleum Segment Refining Margin Adjusted for Inventory Valuation Impact per Total Throughput Barrel

	Three Months Ended March 31,
(in millions, except for throughput barrel data)	2020	2019
Refining margin adjusted for inventory valuation impacts	$158	$285
Divided by: total throughput barrels	14	19
Refining margin adjusted for inventory valuation impacts per total throughput barrel	$11.06	$14.87

Reconciliation of Petroleum Segment Direct Operating Expenses per Total Throughput Barrel

	Three Months Ended March 31,
(in millions, except for throughput barrel data)	2020	2019
Direct operating expenses (exclusive of depreciation and amortization)	$84	$91
Divided by: total throughput barrels	14	19
Direct operating expenses per total throughput barrel	$5.87	$4.74

Reconciliation of Nitrogen Fertilizer Segment Net Loss to EBITDA

	Three Months Ended March 31,
(in millions)	2020	2019
Nitrogen fertilizer net loss	$(21)	$(6)
Add:
Interest expense, net	16	16
Depreciation and amortization	16	16
Nitrogen Fertilizer EBITDA	$11	$26

Reconciliation of Basic and Diluted (Loss) Earnings per Share to Adjusted (Loss) Earnings per Share

	Three Months Ended March 31,
	2020	2019
Basic and diluted (loss) earnings per share	$(0.87)	$1.00
Adjustments:
Inventory valuation impacts (1)	1.00	(0.24)
Unrealized gain on marketable securities (1)	(0.22)	—
Adjusted (loss) earnings per share	$(0.09)	$0.76

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.

Reconciliation of Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer

Twelve Months Ended March 31, 2020
Total debt and finance lease obligations (1)	$1,691
Less:
Nitrogen Fertilizer debt and finance lease obligations	633
Total debt and finance lease obligations exclusive of Nitrogen Fertilizer	1,058

EBITDA exclusive of Nitrogen Fertilizer	$519

Total debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer	2.04

Consolidated cash and cash equivalents	$805
Less:
Nitrogen Fertilizer cash and cash equivalents	58
Cash and cash equivalents exclusive of Nitrogen Fertilizer	747

Net debt and finance lease obligations exclusive of Nitrogen Fertilizer (2)	$311

Net debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer (2)	0.60

(1)Amounts are shown inclusive of the current portion of finance lease obligations.
(2)Net debt represents total debt and finance lease obligations exclusive of cash and cash equivalents.

	Three Months Ended				Twelve Months Ended March 31, 2020
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
Consolidated
Net income (loss)	$128	$104	$28	$(101)	$159
Add:
Interest expense, net	26	26	24	35	111
Income tax expense (benefit)	41	34	19	(36)	58
Depreciation and amortization	78	71	71	64	284
EBITDA	$273	$235	$142	$(38)	$612

Nitrogen Fertilizer
Net (loss) income	$19	$(23)	$(25)	$(21)	$(50)
Add:
Interest expense, net	16	16	16	16	64
Depreciation and amortization	25	18	20	16	79
EBITDA	$60	$11	$11	$11	$93

EBITDA exclusive of Nitrogen Fertilizer	$213	$224	$131	$(49)	$519